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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of our report dated September 29, 1997, except as to Notes 7, 12 and 15, which are as of April 24, 1998, relating to the financial statements of ATC Communications Group, Inc., which appears in such Proxy Statement/Prospectus. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

                                          /s/ Price Waterhouse LLP

Dallas, Texas
May 27, 1998